                                                                      EXHIBIT 12

                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                (Amounts in thousands, except ratios)
                                                            (Unaudited)

                                                      ArtCarved (Historical)

                                                           Fiscal Year Ended                     Three Months Ended
                                         August 31, August 31, August 27, August 26, August 31, November 25, November 30,
                                            1992      1993       1994       1995        1996       1995        1996
                                           --------------------------------------------------   -------------------------
Earnings available for fixed charges:
  Income (loss) before income tax expense  $ (3,231)  $   (684)  $  1,124  $ (5,966)  $ (1,831)  $  875       $1,724
  Fixed charges                            $ 15,205   $ 14,356   $ 12,994  $ 15,368   $ 13,122   $3,566       $2,845
                                           --------   --------   --------  --------   --------   ------       ------

Total earnings                             $ 11,974   $ 13,672   $ 14,118  $  9,402   $ 11,291   $4,441       $4,569
                                           ========   ========   ========  ========   ========   ======       ======

Fixed charges:
  Interest expense (including capitalized
  interest and amortization of deferred
  debt issuance cost)                      $ 15,040   $ 14,122   $ 12,733  $ 15,176   $ 12,931   $3,507       $2,788
  Interest element of rent expense         $    165   $    234   $    261  $    192   $    191   $   59       $   57
                                           --------   --------   --------  --------   --------   ------       ------

Total fixed charges                        $ 15,205   $ 14,356   $ 12,994  $ 15,368   $ 13,122   $3,566       $2,845
                                           ========   ========   ========  ========   ========   ======       ======

Ratio of Earnings to Fixed Charges(1)          --         --         1.1x      --         --       1.3x         1.6x

(1) For ArtCarved's fiscal years ended August 31, 1992, August 31, 1993, August 26, 1995 and August 31, 1996, earnings before fixed charges were insufficient to cover fixed charges by approximately $3.2 million, $0.7 million, $6.0 million and $1.8 million, respectively.

                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                (Amounts in thousands, except ratios)
                                                            (Unaudited)

                                                       Balfour (Historical)

                                                               Fiscal Year Ended                             Nine Months Ended
                                        February 29, February 28, February 27, February 26, February 25, November 26, November 24,
                                            1992         1993         1994         1995        1996         1995         1996
                                         -----------------------------------------------------------------------------------------
Earnings available for fixed charges:
  Income (loss) before income tax expense $(15,896)    $(31,283)    $  4,738    $(10,877)    $     55    $ (1,011)     $ (1,226)
  Fixed charges                           $  9,480     $  9,788     $  1,417    $  1,957     $  2,880    $  2,075      $  2,105
                                          --------     --------     --------    --------     --------    --------      --------

Total earnings                            $ (6,416)    $(21,495)    $  6,155    $ (8,920)    $  2,935    $  1,064      $    879
                                          ========     ========     ========    ========     ========    ========      ========

Fixed charges:
  Interest expense (including capitalized
  interest and amortization of deferred
  debt issuance cost)                     $  9,457     $  9,741     $  1,356    $  1,796     $  2,573    $  1,851      $  1,816
  Interest element of rent expense        $     23     $     47     $     61    $    161     $    307    $    224      $    289
                                          --------     --------     --------    --------     --------    --------      --------

Total fixed charges                       $  9,480     $  9,788     $  1,417    $  1,957     $  2,880    $  2,075      $  2,105
                                          ========     ========     ========    ========     ========    ========      ========

Ratio of Earnings to Fixed Charges(1)         --           --           4.3x        --           1.0x        --         --

(1) For Balfour's fiscal years ended February 29, 1992, February 28, 1993 and February 26, 1995, Balfour's earnings before fixed charges were insufficient to cover fixed charges by approximately $15.9 million, $31.3 million and $10.9 million, respectively. For the nine months ended November 26, 1995 and November 24, 1996, Balfour's earnings before fixed charges were insufficient to cover fixed charges by approximately $1.0 million and $1.2 million, respectively.

                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                (Amounts in thousands, except ratios)
                                                            (Unaudited)





                                               Historical Statements                         Historical Statements
                                           --------------------------------             ------------------------------
                                           ArtCarved Year   Balfour Twelve              ArtCarved Three  Balfour Three
                                           Ended Aug. 31,   Months Ended    Proforma    Months Ended     Months Ended    Proforma
                                           1996             Aug. 25, 1996   Combined    Nov. 30, 1996    Nov. 24, 1996   Combined
                                           -----------------------------------------    ------------------------------------------
Earnings available for fixed charges:
  Income (loss) before income tax expense  $ (1,831)       $    663         $  3,026    $  1,724         $   (382)       $  2,222
  Fixed charges                            $ 13,122        $  2,972         $ 14,807    $  2,845         $    716        $  3,699
                                           --------        --------         --------    --------         --------        --------

Total earnings                             $ 11,291        $  3,635         $ 17,833    $  4,569         $    334        $  5,921
                                           ========        ========         ========    ========         ========        ========

Fixed charges:
  Interest expense (including capitalized
  interest and amortization of deferred
  debt issuance cost)                      $ 12,931        $  2,601         $ 14,616    $  2,788         $    619        $  3,642
  Interest element of rent expense         $    191        $    371         $    191    $     57         $     97        $     57
                                           --------        --------         --------    --------         --------        --------

Total fixed charges                        $ 13,122        $  2,972         $ 14,807    $  2,845         $    716        $  3,699
                                           ========        ========         ========    ========         ========        ========

Ratio of Earnings to Fixed Charges(1)          --              1.2x             1.2x        1.6x             --              1.6x

(1) For ArtCarved's fiscal year ended August 31, 1996, ArtCarved's earnings before fixed charges were insufficient to cover fixed charges by approximately $1.8 million. For Balfour's three months ended
     November 24, 1996, Balfour's earnings before fixed charges were insufficient to cover fixed charges by approximately $0.4 million.

             COMPUTATION OF RATIO OF EBITDA TO CASH INTEREST EXPENSE
                      (Amounts in thousands, except ratios)
                                   (Unaudited)

                                                  Pro Forma Combined

                                       Twelve Months Ended    Three Months Ended
                                       Aug. 25, 1996          Nov. 30, 1996
                                       -----------------------------------------

Income before income tax expense             $ 3,026               $ 2,222
Add:
      Interest expense                       $13,739               $ 3,435
      Depreciation and amortization          $ 6,067               $ 1,517
                                             -------               -------

EBITDA                                       $22,832               $ 7,174
                                             =======               =======

Interest expense                             $13,739               $ 3,435
Less:
  Amortization of deferred financing costs   $   608               $   152
                                             -------               -------

Cash interest expense                        $13,131               $ 3,283
                                             =======               =======

Ratio of EBITDA to Cash Interest Expense        1.7x                  2.2x